Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Penn Treaty American Corporation

Allentown, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-72649) and Form S-8 (No. 333-89927 and No. 333-98045) of Penn Treaty American Corporation of our reports dated March 31, 2008, relating to the consolidated financial statements and the effectiveness of Penn Treaty American Corporation's internal control over financial reporting which appear in this Form 10-K.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Philadelphia, PA

March 31, 2008